Dune Energy, Inc.
                              LETTER OF TRANSMITTAL
                                    To Tender
                   8% Convertible Secured Debentures due 2006
                     Of American Natural Energy Corporation

            Pursuant to the Offer to Purchase dated December 28, 2006

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The tender offer will expire at midnight, New York City time, on January 31,
2007, unless extended by the Company (such time and date, as the same may be extended, the "Expiration Date").
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                     The Depositary for the tender offer is:

                      Computershare Trust Company of Canada

         By Registered or Certified Mail, Hand or by Overnight Courier:

                      Computershare Trust Company of Canada
                              Attn: Luce Lafontaine
                          3rd Floor 510 Burrard Street
                       Vancouver, British Columbia V6J 3B9

      Facsimile Transmission Number: (604) 661-9403

      Confirm by Telephone: (604) 661-0203

      Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of instructions via a facsimile number other than as listed above, will not constitute a valid delivery to the Depositary. This Letter of Transmittal and the instructions hereto should be used to tender the Company's 8% Convertible Secured Debentures due 2006 (the "Debentures").

      To receive the purchase price, holders of Debentures must tender Debentures in the manner described in the Offer to Purchase and this Letter of Transmittal on or before the Expiration Date. The Company's obligation to accept for purchase and to pay for Debentures validly tendered and not withdrawn in the tender offer is conditioned upon, among other things, Debentures of not less than $6 million in outstanding principal amount being tendered. Debentures tendered in the tender offer may be withdrawn at any time on or prior to the Expiration Date.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated December 28, 2006 (as the same may be amended or supplemented from time to time, the "Offer to Purchase") of Dune Energy, Inc. ("the Company").

      NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING
                             INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Dune Energy, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer to Purchase (collectively, the "Offer Documents"), receipt of which is hereby acknowledged, the principal amount or amounts of Debentures indicated in the table below under the caption heading "Description of Debentures Tendered" under the column heading "Total Principal Amount Tendered " within such table (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Debentures described in such table). The undersigned represents and warrants that the undersigned has read the Offer Documents and agrees to all of the terms and conditions herein and therein. Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

      The undersigned acknowledges and agrees that the tender of Debentures made hereby may not be withdrawn, except in accordance with the procedures and conditions for withdrawal or revocation set forth in the Offer to Purchase.

      Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of Debentures tendered herewith in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby:

      (1) sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all of the Debentures tendered hereby;

      (2) irrevocably constitutes and appoints Computershare Trust Company of Canada, the Depositary, as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as agent of the Company in the tender offer) with respect to such Debentures, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

            o present such Debentures and all evidences of transfer and authenticity to, or upon the order of, the Company;

            o upon transfer of the Debenture, register on the books of American Natural Energy Corporation the Company's ownership of the Debenture; and

            o receive all benefits and otherwise exercise all rights of beneficial ownership of such Debentures,


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

all in accordance with the terms and conditions of the tender offer as described in the Offer to Purchase.

      Tenders of Debentures may be withdrawn only by written notice of withdrawal received by the Depositary on or prior to the Expiration Date pursuant to the terms of the Offer to Purchase.

      The undersigned understands that, under certain circumstances and subject to the certain conditions specified in the Offer Documents (each of which the Company may waive), the Company may not be required to accept for payment any of the Debentures tendered. Any Debentures not accepted for payment will be returned promptly to the undersigned at the address set forth in the chart below.

      The undersigned hereby covenants that the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.

      Without limiting the generality or effect of the foregoing, upon the purchase of Debentures pursuant to the tender offer, the Company shall obtain all rights relating to the undersigned's ownership of Debentures (including, without limitation, the right to all interest payable on the Debentures and the right to convert the principal amount into shares of the common stock of American Natural Energy Corporation) and any and all claims relating thereto.

      Listed in the chart below are the Debentures to which this Letter of Transmittal relates:

                     DESCRIPTION OF DEBENTURES TENDERED (1)

----------------------------------------------------------------------------------------------------------------
                                                             Aggregate Principal
Name(s) and Address(es) of                                         Amount                   Total Principal
    Debenture Holder(s)                                        Represented by                    Amunt
      Tendering (2)             Certificate Number(s)         Certificate(s)(2)               Tendered (3)
--------------------------   --------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------   --------------------------

--------------------------   --------------------------   --------------------------   --------------------------

                             Total Principal Amount:
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(1)   Completion of this Letter of Transmittal before the Expiration Date will constitute the tender of all Debentures delivered. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal.

(2) The name(s) and address(es) of the registered holder(s) should be printed exactly as they appear on the certificate(s) representing Debentures tendered hereby

(3) Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Debentures described above is being tendered.


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

      By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Debentures listed in the chart above labeled "Description of Debentures Tendered" under the column heading "Total Principal Amount Tendered."

PLEASE COMPLETE AND SIGN BELOW:

Dated: _____________________     _______________________________________________
                                 (Signature(s) of Record Holder(s) or Authorized
                                                 Signatory) (4)

      Name(s): _________________________________________________________________
                                       (Please Print)

      Capacity (Full Title): ___________________________________________________

      Address: _________________________________________________________________

      __________________________________________________________________________
                                                              (Include Zip Code)

      Area Code and Telephone __________________________________________________
      Number:

      Taxpayer Identification or _______________________________________________
      Social Security Number:              (See Substitute Form W-9)

                          MEDALLION SIGNATURE GUARANTEE

      Authorized Signature of __________________________________________________
      Guarantor:


      Name: ____________________________________________________________________

      Name of __________________________________________________________________
      Firm:

      Address: _________________________________________________________________
                                   (Include Zip Code)

      Area Code and Telephone __________________________________________________
      Number:

      Dated: ___________________________________________________________________
                                    [Place Seal Here]

----------
(4) Must be signed by the registered holder(s) exactly as the name(s) appear(s) on certificate(s) representing the Debentures. If signature is by attorneys-in-fact, corporate officers or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.


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

                                  INSTRUCTIONS

      1. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Debentures tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificates, without alteration, enlargement or any change whatsoever.

      If any of the Debentures tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If any of the Debentures tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

      If this Letter of Transmittal or any Debentures or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

      Unless this Letter of Transmittal is signed by the record holder(s) of the Debentures tendered hereby, such Debentures must be endorsed or accompanied by appropriate instruments of transfer, and each such endorsement or instrument of transfer must be signed exactly as the name or names of the record holder(s) appear on the Debentures.

      2. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor.

      3. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Depositary at its telephone number set forth on the back page of the Offer to Purchase.

      4. Partial Tenders. If less than the entire principal amount of any Debenture is tendered, the tendering holder should fill in the principal amount tendered and for which Consents are given in the fourth column of the box entitled "Description of Debentures Tendered" above. The entire principal amount of Debentures delivered to the Depositary will be deemed to have been tendered and Consents delivered therefor unless otherwise indicated. If the entire principal amount of all Debentures is not tendered, then substitute Debentures for the principal amount of Debentures not tendered and purchased pursuant to the tender offer will be sent to the holder at his or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal promptly after the delivered Debentures are accepted for partial tender.

      5. Waiver of Conditions. The Company reserves the right, in its reasonable discretion, to amend or waive any of the conditions to the tender offer.


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